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Exhibit 99

CERTIFICATION

In connection with the Annual Report of Equitable Resources, Inc. Employee Savings Plan (the "Plan") on Form 11-K for the period ended December 29, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned certify pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the net assets available for benefits and changes in net assets available for benefits of the Plan.

/s/ David J. Smith David J. Smith, Plan Administrator, Chairman, Benefits Administration Committee	June 27, 2003
/s/ David L. Porges David L. Porges, Chairman, Benefits Investment Committee	June 27, 2003

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

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CERTIFICATION